EXHIBIT 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form F-3 of B.O.S. Better Online Solutions Ltd. (“BOS”) of our report dated March 25, 2005 relating to the financial statements of Odem Electronic Technologies 1992 Ltd., which appears in BOS’ Annual Report on Form 20-F/A, for the year ended December 31, 2005, filed with the SEC on September 7, 2006.

We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/ Kesselman & Kesselman
Jerusalem, Israel	Kesselman & Kesselman
September 7, 2006	Certified Public Accountants (Israel)
A member of PricewaterhouseCoopers International Limited